UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 17, 2004

BearingPoint, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31451	22-3680505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1676 International Drive

McLean, VA 22102

(Address of principal executive offices)

Registrant’s telephone number, including area code (703) 747-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

BearingPoint, Inc. (the “Company” or “BearingPoint”) entered into a $400 million Interim Senior Secured Credit Facility (the “2004 Credit Facility”) pursuant to the Credit Agreement, dated as of December 17, 2004, among BearingPoint, Inc., Bank of America, N.A., as Administrative Agent, Swing Line Lender and L/C Issuer, JPMorgan Chase Bank, N.A., as Syndication Agent and L/C Issuer, and the Lenders party thereto (the “Credit Agreement”).

For more information about the 2004 Credit Facility, see the disclosure under Item 2.03 of this report, which is incorporated by reference into this Item 1.01.

Item 1.02	Termination of a Material Definitive Agreement.

On December 22, 2004, the Company filed a Form 8-K to announce the issuance of $225 million aggregate principal amount of the Company’s 2.50% Series A Convertible Subordinated Debentures and $175 million aggregate principal amount of the Company’s 2.75% Series B Convertible Subordinated Debentures (the “Offering”). On December 22, 2004, approximately $135 million of the proceeds from the Offering were used to repay all amounts outstanding under the Company’s $250 million Revolving Credit Facility Credit Agreement, dated May 29, 2002, between the Company, KPMG Consulting, LLC, the guarantors referred to therein, the banks party thereto, JP Morgan Chase Bank, as the administrative agent, and J.P. Morgan Securities, Inc., as the sole arranger and book runner (the “Revolving Credit Facility”). Upon such payment, the Company terminated the Revolving Credit Facility.

In addition, on December 23, 2004, approximately $241 million of the proceeds from the Offering were used to repay the holders of the Company’s 5.95% Series A Senior Notes (the “Series A Senior Notes”), 6.43% Series B Senior Notes (the “Series B Senior Notes”) and 6.71% Series C Senior Notes (the “Series C Senior Notes” and, collectively with the Series A Notes and the Series B Notes, the “Senior Notes”). The Senior Notes were issued pursuant to a Note Purchase Agreement, dated as of November 26, 2002, among the Company, the Subsidiary Guarantors and the Purchasers (as defined therein), relating to $220,000,000 aggregate principal amount of 5.95% Series A Senior Notes due 2005, 6.43% Series B Senior Notes due 2006 and 6.71% Series C Senior Notes due 2007.

Also, in connection with the 2004 Credit Facility, on December 21, 2004, the Company terminated the Amended and Restated Receivables Purchase Agreement, dated as of March 31, 2004, between KCI Funding Corporation, BearingPoint, Inc. and PNC Bank, National Association, as Administrator.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under An Off-Balance Sheet Arrangement of a Registrant.

As discussed in Item 1.01 above, the Company has entered into the 2004 Credit Facility, pursuant to the Credit Agreement. The 2004 Credit Facility provides for up to $400 million in revolving credit, all of which will be available for issuance of letters of credit, and includes up to $20 million in a swingline subfacility. Borrowings by the Company under the 2004 Credit Facility are limited to $150 million until the Company delivers to the administrative agent its audited financial statements for the fiscal year ended December 31, 2004 and files its Form 10-K for such fiscal year, at which point, provided that the Company does so within 120 days of the end of the fiscal year, the amount of available borrowings increases to $400 million.

The proceeds under the 2004 Credit Facility will be used for working capital, capital expenditures and general corporate purposes. The Company also intends to borrow approximately $20 million to $30 million in February 2005 to pay KPMG LLP for the sale and transfer of certain capital assets.

Interest on loans (other than swingline loans) and letters of credit under the 2004 Credit Facility is calculated, at the Company’s option, at a rate equal to LIBOR, or, for dollar-denominated loans or letters of credit, equal to the higher of Bank of America, N.A.’s prime rate or the federal funds rate plus 50 basis points, in each case plus an applicable margin that varies depending upon our debt rating as determined by Moody’s and Standard & Poor’s as follows:

Debt Rating	Facility Fee	Applicable Margin for LIBOR Loans	Letter of Credit Fee	Applicable Margin for Base Rate Loans
≥ BBB+ / Baa1	0.125%	0.625%	0.625%	0.000%
BBB / Baa2	0.175%	0.825%	0.825%	0.000%
BBB- /Baa3	0.225%	1.025%	1.025%	0.025%
BB+ / Ba1	0.300%	1.200%	1.200%	0.200%
BB / Ba2	0.450%	1.425%	1.425%	0.425%
≤ BB- / Ba3	0.500%	1.750%	1.750%	0.750%

Interest on swingline loans under the 2004 Credit Facility is calculated at a rate equal to the higher of Bank of America, N.A.’s prime rate or the federal funds rate plus 50 basis points plus an applicable margin that varies depending upon our debt rating as determined by Moody’s and Standard & Poor’s. A facility fee on the unused portion of the commitments of the lenders under the 2004 Credit Facility will be due at a rate that varies depending upon our debt rating as determined by Moody’s and Standard & Poor’s.

The Company’s obligations under the 2004 Credit Facility are secured by liens and security interests in all of the present and future tangible and intangible assets of the Company and the domestic subsidiaries of the Company, as guarantors of such obligations, subject to certain exceptions, and all proceeds of such assets.

Outstandings under the 2004 Credit Facility may be voluntarily prepaid and reborrowed in whole or in part from time to time without premium or penalty (other than customary interest breakage costs). The 2004 Credit Facility requires us to make prepayments of outstanding amounts under the facility with all of the net proceeds from (i) property or asset sales (subject to exceptions) and (ii) the issuance or incurrence of additional debt (subject to exceptions, including the Debentures and other existing debt). Further, we are required to make prepayments of outstanding amounts under the 2004 Credit Facility with 50% of net proceeds from the issuance of additional equity interests (other than issuances of equity interests upon conversion of the Debentures).

The 2004 Credit Facility contains customary affirmative and negative covenants, including a minimum net worth covenant requiring the Company to maintain a minimum net worth of $1 billion at all times and a minimum EBITDA of $45 million for the quarter ending December 31, 2004 and $54 million for the quarter ending March 31, 2005.

Those covenants also restrict certain of our corporate activities, including, among other things, our ability to make acquisitions or investments, make capital expenditures, repay other indebtedness, merge or consolidate with other entities, dispose of assets, incur additional indebtedness, pay dividends, create liens, make investments, and engage in certain transactions with affiliates. The 2004 Credit Facility also contains customary events of default, including, among others, defaults based on certain bankruptcy and insolvency events; nonpayment; cross-defaults to other debt; breach of specified covenants; change of control; material inaccuracy of representations and warranties and failure to timely deliver audited financial statements (subject to certain exceptions for a limited time period).

The 2004 Credit Facility terminates, and any borrowing thereunder must be repaid, 150 days from the date of the initial extension of credit under the facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 23, 2004	BearingPoint, Inc.

	By:	/s/ David Schwiesow
David Schwiesow
Vice President and Assistant Secretary